Exhibit 3 Articles of Amendment re: Change of Name

ARTICLES OF AMENDMENT TO                               $75.00
ARTICLES OF INCORPORATION (PROFIT)                     SECRETARY OF STATE
Form 205  Revised July 1, 2002                         08-06-2002  12:36:57
Filing fee: $25.00
Deliver to: Colorado Secretary of State
Business Division

1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us       ABOVE
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SPACE FOR OFFICE USE ONLY

Pursuant to Sec. 7-110-106, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Amendment to its Articles of Incorporation to be delivered to the Colorado Secretary of State for filing, and states as follows:

1.  The name of the corporation is: Zenex Telecom, Inc.
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    (If changing the name of the corporation, indicate name of corporation
                             BEFORE the name change)

2. The date the following amendment(s) to the Articles of Incorporation was adopted: August 2, 2002
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3.   The text of each amendment adopted (include attachment if additional space needed): _______________

4.   If changing the corporation name, the new name of the corporation is:
      Zenex International, Inc.
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5.   If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: _____________

6.   Indicate manner in which amendment(s) was adopted (mark only one):
___  No shares have been issued or Directors elected- Adopted by Incorporator(s)
___  No shares have been issued but Directors have been elected - Adopted by the board of directors
___ Shares have been issued but shareholder action was not required - Adopted by the board of directors
 X   The number of votes cast for the amendment(s) by each voting group entitled
---  to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7.   Effective date (if not to be effective upon filing) August 3, 2002(Not to
     exceed 90 days)                                    ---------------

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Ron Carte President 201 S. Robert Kerr Oklahoma City OK 73102
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OPTIONAL. The electronic mail and/or Internet address for this entity is/are:
e-mail                                               Web site
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The Colorado Secretary of State may contact the following authorized person regarding this document:
name  Ron Carte       address 201 S. Robert Kerr Oklahoma City OK 73102
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voice 405-749-9999  fax 405-749-9929  e-mail
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